EXHIBIT (k)(1)(b)

AMENDMENT

TO

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Amendment (this “Amendment”), dated as of September 13, 2023 (the “Effective Date”), is made by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each investment company indicated on the signature page hereto (each, an “Eaton Vance Investment Company”), on its own behalf and, to the extent an Eaton Vance Investment Company has one or more portfolios listed on Schedule B hereto (each, a “Portfolio”), on behalf of each such Portfolio. Capitalized terms, and certain noncapitalized terms, not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

BACKGROUND

BNYM and the certain of the Eaton Vance Investment Companies are parties to that certain Transfer Agency and Shareholder Services Agreement dated as of September 1, 2016 (as amended, restated, supplemented or otherwise modified, the “Agreement”). The parties desire to amend the Agreement as set forth herein.

TERMS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the statements set forth above and as follows:

1. The Agreement is hereby amended by deleting Section 3(a)(8) in its entirety and replacing it with the following:

“(8)  Interval Funds. Each Fund designated as an “Interval Fund” on Schedule B shall receive Services under this Section 3 in accordance with Schedule E, upon and subject to the terms and conditions set forth therein.”

2. The Agreement is hereby amended as of the Effective Date by deleting Schedule B in its entirety and replacing it with the Schedule B as attached hereto.

3. The Agreement is hereby amended as of the Effective Date by adding Schedule E as attached hereto.

4. Remainder of Original Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

5. Governing Law. The governing law provision of the Agreement shall be the governing law provision of this Amendment.

6. Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

7. Liability of Trustees, Officers and Shareholders. The execution and delivery of this Amendment have been authorized by the Trustees of the Eaton Vance Investment Companies and signed by an authorized Officer thereof, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Amendment are not binding upon any of the Trustees or shareholders of the Eaton Vance Investment Companies, but bind only the property of each Eaton Vance Investment Company. No series, if any, or class of any Eaton Vance Investment Company shall be liable for the obligations of another series or class, as applicable. A copy of the Agreement and Declaration of Trust of each Eaton Vance Investment Company that is a Massachusetts business trust is on file with the Secretary of The Commonwealth of Massachusetts. BNYM expressly acknowledges the provisions in each such Agreement and Declaration of Trust limiting the personal liability of the Trustees, Officers and shareholders of each such Eaton Vance Investment Company, and BNYM hereby agrees that it shall have recourse to the Eaton Vance Investment Companies for payment of claims or obligations as between the Eaton Vance Investment Companies and BNYM arising out of this Amendment and shall not seek satisfaction from the Trustees, Officers, or shareholders of an Eaton Vance Investment Company.

8. Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment, by a manual signature on a copy of Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

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[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Eaton Vance Growth Trust
BNY Mellon Investment Servicing (US) Inc.		Eaton Vance Investment Trust
Eaton Vance Municipals Trust
By:	/s/ Jennifer Muzerall	Eaton Vance Municipals Trust II
Name:	Jennifer Muzerall	Eaton Vance Series Fund, Inc.
Title:	Senior Relationship Manager	Eaton Vance Series Trust
Eaton Vance Series Trust II
Eaton Vance Special Investment Trust
Eaton Vance Floating-Rate Opportunities

On its own behalf and, individually and separately, but not jointly, on behalf of each Portfolio of the Investment Company listed on Schedule B to the Agreement, if any

		By:	/s/ James Kirchner
		Name:	James Kirchner
		Title:	Treasurer

SCHEDULE B

(Dated: September 13, 2023)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of September 1, 2016, between BNY Mellon Investment Servicing (US) Inc. and the following Funds, individually and separately, but not jointly.

EATON VANCE GROWTH TRUST
Eaton Vance Atlanta Capital Focused Growth Fund
Eaton Vance Atlanta Capital Select Equity Fund
Eaton Vance Atlanta Capital SMID-Cap Fund
Eaton Vance Focused Growth Opportunities Fund
Eaton Vance Focused Value Opportunities Fund
Eaton Vance Focused Global Opportunities Fund
Eaton Vance Greater China Growth Fund
Eaton Vance International Small-Cap Fund
Eaton Vance Richard Bernstein All Asset Strategy Fund
Eaton Vance Richard Bernstein Equity Strategy Fund
Eaton Vance Worldwide Health Sciences Fund

EATON VANCE INVESTMENT TRUST
Eaton Vance National Ultra-Short Municipal Income Fund
Eaton Vance National Limited Maturity Municipal Income Fund
Eaton Vance New York Municipal Opportunities Fund
Eaton Vance Short Duration Municipal Opportunities Fund

EATON VANCE MUNICIPALS TRUST
Eaton Vance Arizona Municipal Income Fund
Eaton Vance California Municipal Opportunities Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Georgia Municipal Income Fund
Eaton Vance Maryland Municipal Income Fund
Eaton Vance Massachusetts Municipal Income Fund
Eaton Vance Minnesota Municipal Income Fund
Eaton Vance Missouri Municipal Income Fund
Eaton Vance Municipal Opportunities Fund
Eaton Vance National Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance New York Municipal Income Fund
Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Ohio Municipal Income Fund
Eaton Vance Oregon Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance South Carolina Municipal Income Fund
Eaton Vance Virginia Municipal Income Fund

EATON VANCE MUNICIPALS TRUST II
Eaton Vance High Yield Municipal Income Fund
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund
Parametric TABS Intermediate-Term Municipal Bond Fund
Parametric TABS Short-Term Municipal Bond Fund

EATON VANCE MUTUAL FUNDS TRUST
Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Emerging and Frontier Countries Equity Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Global Bond Fund
Eaton Vance Global Income Builder Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance Global Macro Absolute Return Advantage Fund
Eaton Vance Global Small-Cap Equity Fund
Eaton Vance Global Sovereign Opportunities Fund
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance Multi-Asset Credit Fund
Eaton Vance Short Duration Government Income Fund
Eaton Vance Short Duration High Income Fund
Eaton Vance Short Duration Strategic Income Fund
Eaton Vance Stock Fund
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Global Dividend Income Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Value Fund
Eaton Vance Total Return Bond Fund
Parametric Commodity Strategy Fund
Parametric Dividend Income Fund
Parametric Emerging Markets Fund
Parametric International Equity Fund
Parametric Tax-Managed International Equity Fund
Parametric Volatility Risk Premium-Defensive Fund

EATON VANCE SERIES FUND, INC.
Eaton Vance Emerging Markets Debt Opportunities Fund

EATON VANCE SERIES TRUST
Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SERIES TRUST II
Eaton Vance Income Fund of Boston
Parametric Tax-Managed Emerging Markets Fund

EATON VANCE SPECIAL INVESTMENT TRUST
Eaton Vance Balanced Fund
Eaton Vance Core Bond Fund
Eaton Vance Dividend Builder Fund
Eaton Vance Greater India Fund
Eaton Vance Growth Fund
Eaton Vance Large-Cap Value Fund
Eaton Vance Short Duration Inflation Protected Income Fund
Eaton Vance Small-Cap Fund
Eaton Vance Special Equities Fund

EATON VANCE FLOATING-RATE OPPORTUNITIES FUND*

*	Interval Fund

SCHEDULE E

Interval Fund Services

1. Scope of Services. BNYM shall perform, as appropriate, for or on behalf of each Interval Fund (solely for purposes of this Schedule E, each an “I-Fund”) all services set forth in Section 3 of the Agreement as reasonably determined by BNYM upon consultation with the I-Fund to be appropriate for the I-Fund or as otherwise instructed in Written Instructions by the I-Fund, subject to the further terms of this Schedule E.

2. Effectiveness. Prior to the Commencement Date (as defined in Section 8 of this Schedule E), only Sections 1 and 2 of this Schedule E shall be effective. On and after the Commencement Date all sections of this Schedule E shall be effective. Consequently, for clarification: (i) in the event Eaton Vance or another affiliate of the I-Fund purchases I-Fund Shares prior to the Commencement Date (“Seed Money Purchaser”), BNYM shall perform the services provided for in the Agreement without giving effect to sections of this Schedule E other than Sections 1 and 2 of this Schedule E, and (ii) BNYM will perform the services set forth in Section 3 of this Schedule E and the Sections following Section 3 of this Schedule E only on and after the Commencement Date. In the event BNYM receives purchase instructions for Fund Shares prior to the Commencement Date, it will (i) reject such instructions if received through the NSCC, and (ii) return to sender any such instructions received directly.

3. Purchases and Repurchases Through the NSCC. BNYM shall not perform the services set forth in Sections 3(a)(2) and 3(a)(3) of the Agreement for any I-Fund and shall instead perform the functions described in this Section 3 with respect to the purchase and repurchase orders respecting I- Fund Shares received through the networking system of the NSCC. BNYM shall perform the administrative and ministerial duties appropriate to (i) open shareholder accounts pursuant to instructions received from financial intermediaries through the NSCC, and (ii) execute and process purchase and repurchase transactions pursuant to instructions received from financial intermediaries through the NSCC, with each of (i) and (ii) to occur in accordance with the NSCC Process; provided, however, for clarification, that: (i) BNYM shall have no responsibility or obligation of any nature to (A) obtain, review, retain, process or take any other act with respect to any physical documentation associated with the account opening instructions and purchase and repurchase instructions received from the NSCC and processed in accordance with this Section 3, or (B) review or determine whether the purchaser or the purchase order is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase; (ii) as between the I-Fund and BNYM, the I-Fund possesses the sole responsibility for complying with any applicable disclosure obligations, under law or otherwise, to financial intermediaries and I-Fund shareholders relating to the NSCC Process; and (iii) none of the provisions of Sections 4 or 55 of this Schedule E shall apply to instructions received by BNYM through the NSCC as contemplated by this Section 3, except that Section 5(d) shall apply to the extent appropriate and I-Fund Shares submitted for repurchase in a repurchase offer pursuant to the NSCC Process shall be included in any proration occurring due to an over-subscribed I-Fund repurchase offer. BNYM shall reject all purchase instructions for I-Fund Shares received through the NSCC after the Purchase Cut-Off Time (as defined below), if any is imposed, unless otherwise instructed in the I-Fund Procedures (as defined below).

4. Direct Purchases. In lieu of performing the services set forth in Section 3(a)(2) of the Agreement, BNYM shall perform the following functions in connection with purchase orders for I-Fund Shares received directly by BNYM through means other than the networking system of the NSCC:

(a) BNYM will review Purchase Orders (as defined below) it receives from Persons (as defined below), the Distributor (as defined below) and from Approved Financial Intermediaries (as defined below) prior to the Purchase Cut-Off Time and exercise reasonable care to determine in accordance with the I-Fund Procedures whether the Purchase Order constitutes a “Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which one or more of the following criteria are not satisfied:

(i) The purchase form and any accompanying documentation are in completed proper form and good order;

(ii) The Purchase Order contains all information and documentation necessary or appropriate to create a shareholder account for the purchaser named in the subscription purchase form; and

(iii) BNYM has received confirmation that good funds in sufficient amount to pay for the purchase transaction have been received from the purchaser or have been credited to the account of the purchaser.

(b) In the event BNYM determines a Purchase Order to be a Non-Conforming Purchase Order, BNYM shall correspond with the Person, the Distributor or the Approved Financial Intermediary who submitted the Non-Conforming Purchase Order (the “Submitter”) in accordance with applicable provisions of the I-Fund Procedures to attempt to assist with the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order. In the event BNYM is unable to assist in the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order, BNYM shall follow procedures set forth in the I-Fund Procedures or in the absence of such procedures will return the Non-Conforming Purchase Order to the Submitter.

(c) In the event BNYM determines a Purchase Order to be a Conforming Purchase Order (including Purchase Orders that were Non-Conforming Purchase Orders when received but have been remediated into Conforming Purchase Orders, including by any applicable Purchase Cut-Off Time) BNYM shall, in accordance with the I-Fund’s prospectus:

(i) create a shareholder account in the I-Fund in accordance with the instructions of the Submitter;

(ii) execute the Conforming Purchase Order by issuing a number of I-Fund Shares consistent with the Conforming Purchase Order, the amount of funds tendered in connection with the Purchase Order, the applicable NAV and any applicable sales load,

(iii) credit the appropriate I-Fund shareholder account with the I-Fund Shares issued in accordance with Section 4(c)(ii) above; and

(iv) record the Purchase Trade Date, if any, as the purchase date for the transaction effected pursuant to Section 4(c)(ii) above, unless no Purchase Trade Date has been imposed, in which case BNYM shall record the purchase date in accordance with the Standard Procedures.

(d) BNYM will return to sender without processing (i) all Purchase Orders for I-Fund Shares received after the applicable Purchase Cut-Off Time, (ii) all Purchase Orders received prior to the Purchase Cut-Off Time that were Non-Conforming Purchase Orders when received and were not remediated into Conforming Purchase Orders by the Purchase Cut-Off Time, and (iii) all Purchase Orders withdrawn before the Purchase Cut-Off Time.

(e) BNYM shall have no responsibility or obligation of any nature to review or determine whether a Person submitting a Purchase Order or the Purchase Order of a Person is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase transaction.

5. Direct Repurchases. In lieu of performing the services set forth in Section 3(a)(3) of the Agreement, BNYM shall perform the following functions in connection with repurchase orders for I- Fund Shares received directly by BNYM from I-Fund shareholders and not through the networking system of the NSCC:

(a) In the event BNYM receives a Repurchase Order (as defined below) other than during a Repurchase Offer Period (as defined below) from a shareholder of the I-Fund, BNYM shall return the Repurchase Order to the submitting shareholder without processing the order.

(b) After BNYM has received a copy of a Repurchase Offer Notice (as defined below) from the I- Fund, BNYM shall, with respect to Repurchase Orders it receives during a Repurchase Offer Period, review each Repurchase Order and exercise reasonable care to determine in accordance with the I-Fund Procedures (as defined below) whether the Repurchase Order constitutes a “Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which one or more of the following criteria are not satisfied:

(i) A Repurchase Order must comply with any applicable requirements of the I-Fund Procedures and the Repurchase Offer Notice, must be tendered in proper form and must contain all information and consist of all documentation as BNYM may reasonably determine necessary or appropriate; and

(ii) All required or permitted endorsements and signatures must in BNYM’s reasonable judgment be valid and genuine; the Repurchase Order must in BNYM’s reasonable judgment be legally authorized, and in BNYM’s reasonable judgment (I) no evidence of any nature whatsoever, whether credible or not credible, exists with respect to a claim adverse to such Repurchase Order or the rights of the shareholder to submit a Repurchase Order, regardless of the merits of the claim; and (II) the Repurchase Order satisfies all applicable requirements for personal property and securities transfer as specified in the I-Fund Procedures.

(c) In the event BNYM determines a Repurchase Order to be a Non-Conforming Repurchase Order, BNYM shall implement any appropriate or applicable procedures that may be contained in the I-Fund Procedures and in the event the Non-Conforming Repurchase Order is not converted into a Conforming Repurchase Order by the expiration of the Repurchase Offer Period, shall return the Non-Conforming Repurchase Order to the submitting shareholder, the Distributor or the Approved Financial Intermediary, as applicable, together with any written correspondence provided by the I-Fund.

(d) In the event BNYM determines a Repurchase Order to be a Conforming Repurchase Order (including Repurchase Orders that were Non-Conforming Repurchase Orders when received but have been remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period) and the Repurchase Order has not been withdrawn by the close of the Repurchase Offer Period, BNYM shall perform the following functions, subject to any applicable provisions of the Repurchase Offer Notice, the Proration Conditions or I-Fund Procedures not in conflict with the following:

(i) Execute the Conforming Repurchase Order by debiting the appropriate number of I-Fund Shares from the relevant I-Fund shareholder account and cancelling such shares;

(ii) Deliver to the Fund Custodian and the I-Fund or its designee a notification setting forth the number of I-Fund Shares repurchased by the I-Fund and make such additional entries in the I-Fund’s books and records to accurately reflect a reduction in the outstanding Shares of the I-Fund; and

(iii) Upon receipt of the monies from the Fund Custodian in an amount corresponding to the Repurchase Order, pay such monies to the tendering shareholder in accordance with the I-Fund Procedures.

(e) BNYM will return to sender without processing (i) all Repurchase Orders received prior to the close of the Repurchase Offer Period that were Non-Conforming Repurchase Orders when received and were not remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period, and (ii) all Repurchase Orders withdrawn before the close of the Repurchase Offer Period.

6. Share Class Changes. If applicable, BNYM will process Written Instructions from the I- Fund to change the share class assigned to particular shares of such I-Fund owned by a particular shareholder, to another established share class of the same I-Fund, solely upon receipt of such Written Instructions from an Authorized Person in good order in a form and format approved in advance by BNYM (“Share Class Change Instructions”). For clarification, if a Share Class Change Instruction is processed during a Repurchase Offer Period with respect to Shares that have been tendered during the particular Repurchase Offer Period, the class of the Shares subject to the applicable Repurchase Offer at the Repurchase Cut-Off Time will constitute the class of the Shares repurchased pursuant to the Repurchase Offer.

7. Dividend Reinvestment Plan. In its role as the I-Fund’s transfer agent, BNYM agrees to serve as the record keeper for the I-Fund’s distribution reinvestment plan described in the I-Fund’s registration statement and BNYM shall provide services in respect of the distribution reinvestment plan as may be mutually agreed upon between BNYM and the I-Fund from time to time.

8. For purposes of this Schedule E:

(a) “Approved Financial Intermediary” means a broker-dealer, registered investment advisor or other financial intermediary that the I-Fund or the Distributor has identified in writing to BNYM as authorized to purchase Shares of the I-Fund.

(b) “Commencement Date” means the date that BNYM receives a written notice from an Authorized Person of the I-Fund that the I-Fund is commencing the offering of I-Fund Shares to persons other than the Seed Money Purchaser or such later date as may be set forth in the written notice.

(c) “Distributor” means Eaton Vance Distributors, Inc. and its legal successors and assigns.

(d) “NSCC Process” means the reasonable processes, procedures, terms and conditions specified by the NSCC applicable to the I-Fund Shares and the instructions from financial intermediaries with respect to transactions in I-Fund Shares.

(e) “Person” means a person other than the Distributor and an Approved Financial Intermediary seeking to purchase and own I-Fund Shares directly with the I-Fund rather than beneficially through an account with an Approved Financial Intermediary.

(f) “Proration Conditions” means any terms limiting the number of I-Fund Shares that will be accepted for repurchase in a repurchase offer, whether applied individually or in the aggregate, and any procedures or conditions governing the processing of Repurchase Orders in the event of an over-subscribed I-Fund repurchase offer (i) contained in the Repurchase Offer Notice and I- Fund Procedures, and (ii) to the extent not contained in the Repurchase Offer Notice or I-Fund Procedures, reasonably adopted by BNYM upon consultation with the I-Fund.

(g) “Purchase Cut-Off Time” means a time, if any, designated by the I-Fund on any date designated by the I-Fund (in the I-Fund Procedures, or if not contained in the I-Fund Procedures, in a Written Instruction) by which a NSCC purchase instruction and Conforming Purchase Order must be received by BNYM in order to be processed for the purchase of I-Fund Shares.

(h) “Purchase Order” means a purchase form or instructions for the purchase of I- Fund Shares and any accompanying documentation.

(i) “Purchase Trade Date” means, if implemented by the I-Fund, the single trade date for all purchases of I-Fund Shares as set by the I-Fund in the I-Fund Procedures, or, in the absence of such date in the I-Fund Procedures, in a Written Instruction, for Conforming Purchase Orders received on or prior to that date.

(j) “Repurchase Order” means, collectively, written instructions on the repurchase form required by the I-Fund from a shareholder of the I-Fund, conforming to all requirements of such form, containing a request that some or all I-Fund shares held by the shareholder be repurchased by the I-Fund, together with any documentation accompanying such written instrument.

(k) “Repurchase Offer Notice” means the written notification of a repurchase offer from the I-Fund sent to I-Fund shareholders containing the terms and conditions of the I-Fund’s offer to repurchase I-Fund Shares from I-Fund shareholders in the repurchase offer, including a designation of the Repurchase Offer Period (as defined below) together with any restrictions applicable to the repurchase offer, including without limitation any Proration Conditions.

(l) “Repurchase Offer Period” means the period during which a Repurchase Order must be received in order for the shareholder submitting the Repurchase Order to participate in the particular repurchase offer.

(m) “I-Fund Procedures” means Standard Procedures supplemented by any Exception Procedures (as defined in Section 14 of the Agreement) relating to the purchase or repurchase of I-Fund Shares.